EXHIBIT 21.1

List of Subsidiaries of Mid-America Apartment Communities, Inc.

Alabama

CPSI, LLC

CPSI-UCO Spanish Oaks, LLC

CPSI-UCO, LLC

Delaware

10th Apartments, LLC

1499 Massachusetts Avenue, Inc.

1499 Massachusetts Holding, LLC

CC Daybreak, LLC

CC Val Vista, LLC

CC West Midtown, LLC

CC West Midtown TH Owner, LLC

CC West Midtown Owner, LLC

Chandler Farms Apartment Owner LLC

Colonial Commercial Contracting, LLC

Heathrow 4, LLC

MAA Alloy, LLC

MAA Arkansas REIT, LLC

MAA Holdings, LLC

MAA WWARRS, LLC

Post Carlyle II, LLC

Stone Ranch at Westover Hills, LLC

Florida

MAA Westshore Exchange LLC

Georgia

3630 South Tower Residential, LLC

98 San Jac Holdings, LLC

PAH Lender, LLC

PBP Apartments, LLC

PF Apartments, LLC

PL Conservation, LLC

Post 1499 Massachusetts, LLC

Post Alexander II, LLC

Post Asset Management, Inc.

Post Carlyle I, LLC

Post Centennial Park, LLC

Post Corners, LLC

Post Galleria, LLC

Post Hyde Park, LLC

Post Midtown Atlanta, LLC

Post Midtown Square GP, LLC

Post Midtown Square, L.P.

Post Parkside at Wade II GP, LLC

Post Parkside at Wade II, L.P.

Post Services, LLC

Post South End GP, LLC

Post South End, L.P.

Post Wade Tract M-2, L.P.

Rise Condominium Development, LLC

Tennessee

Brighter View Insurance Company, LLC

Mid-America Apartments, L.P.

Texas

Akard-McKinney Investment Company, LLC

MAA of Copper Ridge, Inc.